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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





The Board of Directors
Associated Banc-Corp:



We consent to the use of our report incorporated herein by reference and our tax opinion included herein and to the reference to our firm under the headings "The Merger and the Consolidation - Certain Material Federal Income Tax Consequences" and "Experts" in the registration statement.




                                          /s/ KPMG Peat Marwick LLP




Chicago, Illinois
June 10, 1996